Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Stock Option agreement, dated August 30, 2019 of Pieris Pharmaceuticals of our report dated March 18, 2019, with respect to the consolidated financial statements of Pieris Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission. /s/ Ernst & Young, LLP Boston, Massachusetts November 12, 2019